Exhibit 99.1

AV Homes, Inc. Announces Second Quarter Results

Scottsdale, AZ (August 8, 2013) – AV Homes, Inc. (Nasdaq: AVHI) a developer and builder of active adult and conventional home communities in Arizona and Florida, today announced results for its second quarter ended June 30, 2013.

The Company reported a net loss $4.7 million, or 36 cents per diluted share, on revenues of $29.6 million for the three months ended June 30, 2013, compared to a net loss of $11.3 million, or 91 cents per diluted share, on revenues of $19.0 million for the three months ended June 30, 2012.

For the six-month period ended June 30, 2013, the company reported a net loss of $9.4 million or 74 cents per diluted share, on revenues of $54.7 million, compared to a net loss of $19.8 million or $1.58 per diluted share, on revenues of $45.7 million for the six months ended June 30, 2012.

For the second quarter ended June 30, 2013, the Company closed on 82 homes, a 39% increase from the 59 homes closed during the second quarter of 2012. During the six months ended June 30, 2013, the Company reported 163 home closings, a 34% increase from the 122 homes closed during the first six months of 2012. The dollar volume of the closings reported in the second quarter of 2013 increased 50% to $20.1 million, compared to a dollar volume of $13.4 million during the second quarter of 2012. For the six months ended June 30, 2013, the dollar volume of closings increased to $40.3 million, a 43% increase as compared to the same period in 2012.

The number of housing contracts signed, net of cancellations, during the three months ended June 30, 2013 increased 18% to 119 units, compared to 101 units during the same period in 2012. The dollar value of the contracts signed during the first quarter increased 18% to $29.1 million, compared to $24.6 million during the same period one year ago. For the six-month period ended June 30, 2013 the Company reported 254 contracts, net of cancellations, a 23% increase over the six months ended June 30, 2012. The dollar value of the contracts signed during the first six months of 2013 increased 22% to $58.5 million as compared to $47.8 million in the same period of 2012.

The backlog of homes under contract but not yet closed at June 30, 2013 increased 51% to 276 units, representing a dollar volume of $63.2 million, compared to 183 units with a dollar volume of $41.3 million at June 30, 2012.

The overall average unit price per closing rose 7% from $228,000 in the second quarter of 2012 to $245,000 in the second quarter of 2013. For the six-month period ended June 30, 2013, the average unit price per closing was $247,000, a 7% increase from $230,000 as reported for the same period one year ago.

During the three months ended June 30, 2013, the Company reported $6.6 million in revenue from the sale of commercial, industrial and other lands, which generated $2.2 million in net income to the Company compared to $3.0 million in revenue and $1.6 million in net income during the second quarter of 2012. For the six month period ended June 30, 2013, the Company reported revenue from the sale of commercial, industrial and other lands of $8.9 million, generating $3.6 million in net income.

President and Chief Executive Officer Roger A. Cregg said the Company continues to show sequential and comparable period improvements as a result of the strengthening housing market and reductions in operating costs. “As mentioned last quarter, we continue to focus on driving margin improvement while growing our business. We are seeing increased activity in both of our homebuilding segments and across both of our primary markets, Florida and Arizona, in the form of traffic and new contracts” Cregg said. “We are benefitting from our inventory of lots and land in Central Florida and are being opportunistic with our long term land positions there by moving up development schedules to bring new stores to market sooner,” Cregg added.

Mr. Cregg went on to discuss the new opportunities provided by its recent equity infusion by an affiliate of TPG Capital. “We are now in a position to more quickly capitalize on new land opportunities including finished lot positions in both of our current markets to accelerate our revenue growth ahead of bringing our new raw land positions on line. In addition, it will allow us to fill our pipeline with other potential land acquisitions including our own previously undeveloped properties that will help increase sales volumes and our return to profitability.

The Company will hold a conference call and webcast on Thursday, August 8, 2013 to discuss its second quarter financial results. The conference call will begin at 8:30 a.m. EDT. The conference call can be accessed live over the telephone by dialing (877) 643-7158 or for international callers by dialing (914) 495-8565; please dial-in 10 minutes before the start of the call. A replay will be available on August 8, 2013 at 11:30 am and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the conference ID is 27926714. The replay will be available until August 15, 2013. In order to access the live webcast, please go to the Investors section of AV Homes’ website at www.avhomesinc.com and click on the webcast link that will be made available. A replay will be available shortly after the original webcast.

AV Homes, Inc. is engaged in homebuilding, community development and land sales in Florida and Arizona. Its principal operations are conducted near Orlando, Florida and in the Phoenix, Arizona markets. The company builds communities that serve active adults 55+ and people of all ages. AV Homes common shares trade on NASDAQ under the symbol AVHI.

This news release, the conference call and the webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of AV Homes, Inc. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release, the conference call and the webcast. Although our management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, the conference call and the webcast, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies which could cause our actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause our actual results or performance to differ materially from our forward-looking statements include those set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and in our other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. AV Homes disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Contact:

Media Contact: Dave M. Gomez

d.gomez@avhomesinc.com

480.214.7000

AV HOMES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

	June 30, 2013	December 31, 2012
	(unaudited)
Assets
Cash and cash equivalents	$196,399	$79,815
Restricted cash	4,725	4,682
Land and other inventories	188,086	171,044
Receivables, net	6,813	6,730
Income tax receivable	1,293	1,293
Property and equipment, net	36,059	36,661
Investments in and notes receivable from unconsolidated entities	1,237	1,220
Prepaid expenses and other assets	10,405	10,777
Assets held for sale	16,483	25,649

Total Assets	$461,500	$337,871

Liabilities and Equity
Liabilities
Accounts payable	$4,908	$4,656
Accrued and other liabilities	14,150	12,978
Customer deposits and deferred revenues	3,653	1,985
Estimated development liability for sold land	32,945	32,974
Notes payable	105,402	105,402

Total Liabilities	161,058	157,995

Contingent convertible cumulative redeemable preferred stock	93,206	—

Equity
Common Stock, par value $1 per share
Authorized: 50,000,000 shares
Issued: 15,454,140 shares at June 30, 2013
12,938,157 shares at December 31, 2012	15,454	12,938
Additional paid-in capital, Common	296,233	262,363
Retained (deficit) earnings	(115,537)	(106,110)

	196,150	169,191

Treasury stock: at cost, 110,874 shares at June 30, 2013 and December 31, 2012	(3,019)	(3,019)

Total AV Homes stockholders’ equity	193,131	166,172
Non-controlling interest	14,105	13,704

Total Equity	207,236	179,876

Total Liabilities and Equity	$461,500	$337,871

AV HOMES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the six and three months ended June 30, 2013 and 2012

(unaudited)

(Dollars in thousands except per share amounts)

	Six Months		Three Months
	2013	2012	2013	2012
Revenues
Real estate revenues
Homebuilding	$45,253	$32,972	$22,705	$15,534
Commercial and industrial and other land sales	8,882	12,057	6,577	2,999
Other real estate	438	210	181	66

Total real estate revenues	54,573	45,239	29,463	18,599
Interest income	34	63	25	32
Other	68	374	68	335

Total revenues	54,675	45,676	29,556	18,966
Expenses
Real estate expenses
Homebuilding	45,790	38,706	23,025	18,825
Commercial and industrial and other land sales	5,257	7,344	4,392	1,377
Other real estate	1,399	3,305	692	1,251

Total real estate expenses	52,446	49,355	28,109	21,453
Impairment charges	45	3,580	45	3,428
General and administrative expenses	7,997	6,663	4,292	3,357
Interest expense	3,536	4,353	1,763	2,116

Total expenses	64,024	63,951	34,209	30,354
Loss from unconsolidated entities	(78)	(79)	(15)	(43)

Loss before income taxes	(9,427)	(18,354)	(4,668)	(11,431)
Income tax (expense) benefit	—	—	—	—

Net loss and comprehensive loss	(9,427)	(18,354)	(4,668)	(11,431)
Net income (loss) attributable to non-controlling interests in consolidated entities	—	1,442	—	(86)

Net loss and comprehensive loss attributable to AV Homes stockholders	$(9,427)	$(19,796)	$(4,668)	$(11,345)

Basic and Diluted Loss Per Share	$(0.74)	$(1.58)	$(0.36)	$(0.91)

RESULTS OF OPERATIONS

The following table provides a comparison of certain financial data related to our operations for the six and three months ended June 30, 2013 and 2012:

	Six Months		Three Months
	2013	2012	2013	2012
Operating income (loss):
Active adult communities
Revenues:
Homebuilding	$18,606	$16,340	$8,385	8,307
Amenity	3,556	3,556	1,771	1,784
Expenses
Homebuilding	15,946	14,726	7,243	7,658
Homebuilding Selling, General and Administrative	4,542	6,601	2,413	3,070
Amenity	4,107	3,827	2,054	1,974

Segment operating loss	(2,433)	(5,258)	(1,554)	(2,611)

Primary residential
Revenues:
Homebuilding	21,672	11,861	11,739	4,828
Amenity	1,419	1,215	810	615
Expenses
Homebuilding	17,718	10,837	9,545	4,670
Homebuilding Selling, General and Administrative	2,135	2,280	1,066	1,533
Amenity	1,387	1,168	749	653

Segment operating income (loss)	1,851	(1,209)	1,189	(1,413)

Commercial and industrial and other land sales
Revenues	8,882	12,057	6,577	2,999
Expenses	5,257	7,344	4,392	1,377

Segment operating income	3,625	4,713	2,185	1,622

Other operations
Revenues	438	210	181	66
Expenses	184	143	115	48

Segment operating income	254	67	66	18

Operating income (loss)	3,297	(1,687)	1,886	(2,384)

Unallocated income (expenses):
Interest income	34	63	25	32
Equity loss from unconsolidated entities	—	(79)	(15)	(43)
Net (gain)/loss attributable to non-controlling interests	(78)	(1,442)	—	86
Corporate general and administrative expenses	(7,997)	(6,663)	(4,292)	(3,357)
Interest expense	(3,536)	(4,353)	(1,763)	(2,116)
Other real estate expenses	(1,147)	(2,788)	(509)	(716)
Impairment of land developed or held for future development	—	(2,847)	—	(2,847)

Loss before income taxes	(9,427)	(19,796)	(4,668)	(11,345)
Income tax benefit	—	—	—	—

Net loss attributable to AV Homes	$(9,427)	$(19,796)	$(4,668)	(11,345)

Data from closings for the active adult and primary residential homebuilding segments for the six and three months ended June 30, 2013 and 2012 is summarized as follows:

For the six months ended June 30,	Number of Units	Revenues	Average Price Per Unit
2013
Active adult communities	73	$18,606	$255
Primary residential	90	21,672	$241

Total	163	$40,278	$247

2012
Active adult communities	66	$16,290	$247
Primary residential	56	11,823	$211

Total	122	$28,113	$230

For the three months ended June 30,	Number of Units	Revenues	Average Price Per Unit
2013
Active adult communities	34	$8,385	$247
Primary residential	48	11,739	$245

Total	82	$20,124	$245

2012
Active adult communities	34	$8,307	$244
Primary residential	25	5,126	$205

Total	59	$13,433	$228

Data from contracts signed for the active adult and primary residential homebuilding segments for the six and three months ended June 30, 2013 and 2012 is summarized as follows:

For the six months ended June 30,	Gross Number of Contracts Signed	Cancellations	Contracts Signed, Net of Cancellations	Dollar Value	Average Price Per Unit
2013
Active adult communities	199	(25)	174	$39,531	$227
Primary residential	124	(44)	80	19,001	$238

Total	323	(69)	254	$58,532	$230

2012
Active adult communities	121	(37)	84	$20,907	$249
Primary residential	147	(24)	123	26,892	$219

Total	268	(61)	207	$47,799	$231

For the three months ended June 30,
2013
Active adult communities	102	(12)	90	$20,493	$228
Primary residential	52	(23)	29	8,648	$298

Total	154	(35)	119	$29,141	$245

2012
Active adult communities	55	(13)	42	$10,371	$247
Primary residential	72	(13)	59	14,224	$241

Total	127	(26)	101	$24,595	$244

Backlog for the active adult and primary residential homebuilding segments as of June 30, 2013 and 2012 is summarized as follows:

As of June 30,	Number of Units	Dollar Volume	Average Price Per Unit
2013
Active adult communities	164	$38,404	$234
Primary residential	112	24,765	$221

Total	276	$63,169	$229

2012
Active adult communities	63	$16,336	$259
Primary residential	120	24,918	$208

Total	183	$41,254	$225